The Vita Coco Company Names New CFO

Corey Baker joins the Company from PepsiCo where he served as SVP, Global Finance

NEW YORK, (March 7, 2023) — The Vita Coco Company, Inc. (NASDAQ: COCO) (“Vita Coco” or the “Company”), a leading high-growth platform of better-for-you beverage brands, today announced the appointment of Corey Baker to the role of Chief Financial Officer, effective immediately upon the filing of the Company’s Annual Report on Form 10-K. He will report directly to the Chief Executive Officer, Martin Roper.

Baker joins The Vita Coco Company from PepsiCo, where he has worked for 16 years. For the last 4 years, he has led global finance teams across a variety of global finance roles. He and his team provided financial and strategic leadership across PepsiCo’s global teams including commercial capabilities such as Net Revenue Management, Sustainability, R&D, Global Venturing, Strategy & Transformation and E-commerce. Prior to his global roles, he held a variety of roles in the North American Organization, including working in the US & Canada with its juice brands and acting as CFO, PepsiCo Beverages Canada.

“Corey blew us away with his experience, and we are excited to welcome him as CFO,” said Mike Kirban, co-founder and Executive Chairman of The Vita Coco Company. “His willingness to join us speaks to the potential he sees in us and our status as a leader in beverage aisles around the world. Our company, shareholders, customers and I will significantly benefit from Corey’s experience.”

In his new role, Baker will oversee all aspects of the company's finance functions, including treasury, investor relations, accounting, and FP&A

“I have admired The Vita Coco Company from afar for quite some time. I have been extremely impressed by the team and the culture. I can’t wait to get started and help shape the Company’s exciting future,” Baker said.

Baker fills a role that was held on an interim basis by Rowena Ricalde, who has been appointed as Chief Accounting Officer.

Martin Roper, CEO of the Vita Coco Company said, “Rowena and her team have done a great job for us as interim CFO, allowing us the time to find a great fit for what we need in a new CFO. The Company, Mike and I are thankful for her hard work in this interim period and know that Corey and her will be a great team.”

ABOUT THE VITA COCO COMPANY
The Vita Coco Company, Inc. was co-founded in 2004 by Michael Kirban and Ira Liran. Pioneers in the functional beverage category, The Vita Coco Company’s brands include the leading coconut water, Vita Coco; clean energy drink, Runa; sustainable enhanced water, Ever & Ever; and protein-infused water, PWR LIFT. With its ability to harness the power of people and plants, and balance purpose and profit, The Vita Coco Company has created a modern beverage platform built for current and future generations.

CONTACTS
Investor:
John Mills
646-277-1254
investors@thevitacococompany.com

Media:
Tim Biba
203-428-3222
tbiba@soleburytrout.com

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, including statements with respect to future plans for the Company’s management, operations and strategic goals. We caution that these statements are not guarantees of future performance. Actual results may differ materially from those expressed or implied in the forward-looking statements. Forward-looking statements involve a number of risks, uncertainties or other factors beyond the control of the company. These factors include, but are not limited to factors discussed under the caption “Risk Factors” in our Annual Reports on Form 10-K, our Quarterly Reports of Form 10-Q and our other filings with the Securities & Exchange Commission (“SEC”) as such factors may be updated from time to time and which are accessible on the SEC’s website at www.sec.gov and the Investor Relations page of our website at investors.thevitacococompany.com. Any forward-looking statements contained in this press release speak only as of the date hereof and we disclaim any obligation or undertaking to update or revise any forward-looking statements contained in this press release, whether as a result of new information, future events or otherwise, other than to the extent required by applicable law.